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                              The Gillette Company

                          Floating Rate Notes due 2043

                                 TERMS AGREEMENT


                                                               November 21, 2003


The Gillette Company
Prudential Tower Building
Boston, Massachusetts 02199

Attention Gail F. Sullivan

Ladies and Gentlemen:

      Morgan Stanley & Co. Incorporated ("Morgan Stanley") hereby agrees to purchase from The Gillette Company (the "Company") and the Company hereby agrees to sell to Morgan Stanley $25,000,000 principal amount of the Floating Rate
Notes due 2043 (the "Notes") of the Company.

      1. Such purchase and sale shall be on the terms and conditions of the Distribution Agreement, dated August 23, 2002, between Merrill Lynch, Pierce,
Fenner & Smith Incorporated and the Company (the "Agreement"), which Agreement is incorporated herein by reference, with Morgan Stanley substituted for Merrill
Lynch, Pierce, Fenner & Smith Incorporated as the Agent thereunder and entitled to all rights and interests (including the benefit of the representations and warranties, agreements and indemnities (including contribution)) and subject to all obligations and liabilities of the Agent thereunder, with the following changes:

      a.    The appointment of Morgan Stanley to serve as the sole and exclusive
            Agent is solely as underwriter for the purchase and sale of the
            Notes.
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      b.    The Company shall not be required to deliver the documents otherwise required to be delivered pursuant to Sections 5(b)(1), (c), (d) and
            (e) and Section 7 of the Agreement in connection with the purchase and sale of the Notes.

      2. Solely with respect to the purchase and sale of the Notes, Merrill
Lynch, Pierce, Fenner & Smith Incorporated hereby consents to the appointment of Morgan Stanley as sole and exclusive underwriter and waives its rights under
Section 1(a) of the Agreement to be the sole exclusive underwriter for the Notes.

      3. For purposes of Section 13 of the Agreement, all notices sent to Morgan
Stanley pursuant to the Agreement shall be sent to the following address:

         Morgan Stanley & Co. Incorporated
         1585 Broadway
         New York, NY  10036
         Attention: Financing Services Group
         Telecopy No:  212-507-2409

      4. The terms of the Notes shall be as follows:

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                                    THE NOTES

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
Aggregate Principal Amount:               $25,000,000

Issue Price:                              100% of Principal Amount plus accrued
                                          interest, if any, from October 2, 2003

Purchase Price:                           99% of Principal Amount

Method of Determining Interest Rate:      Three-Month LIBOR, reset quarterly,
                                          minus 0.30%, accruing from October 2,
                                          2003

Interest Payment Dates:                   January 2, April 2, July 2 and October
                                          2 of each year, commencing January 2,
                                          2004

Date of Maturity:                         April 2, 2043

Redemption Provisions:                    In whole or in part, at the option of
                                          the Company, on or after April 2, 2033
                                          at the redemption prices specified in
                                          the form of Pricing Supplement
                                          attached hereto as Annex A plus
                                          accrued interest thereon

Repayment Provisions:                     Beginning April 2, 2004, in whole or
                                          in part, at the option of holders of
                                          the Notes, on April 2 of every year
                                          through 2014 and every third year
                                          thereafter at the repayment prices
                                          specified in the form of Pricing
                                          Supplement attached hereto as Annex A
                                          plus accrued interest thereon

Survivor's Option:                        The Notes are not subject to the
                                          Survivor's Option.

Closing Date:                             December 1, 2003

Method of Payment:                        Immediately available funds

Trustee, Paying Agent
and Authenticating Agent:                 J.P. Morgan Trust Company, National
                                          Association

Calculation Agent:                        J.P. Morgan Trust Company, National
                                          Association


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
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Documentation Requirements:               None

Other terms:                              The Notes shall have such additional
                                          terms as are specified in the form of
                                          Pricing Supplement attached hereto as
                                          Annex A

      This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts hereof shall constitute a single instrument.

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                                          MORGAN STANLEY & CO. INCORPORATED

                                          By:  /s/ Harold J. Hendershot III
                                               -----------------------------
                                               Authorized Signatory

                                          THE GILLETTE COMPANY

                                          By:  /s/ Gail F. Sullivan
                                               -----------------------------
                                               Name:  Gail F. Sullivan
                                               Title: Vice President and
                                                      Treasurer

Acknowledged and Agreed to for
purposes of Section 2 only:

MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED

By:  Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated

By:  /s/ Scott G. Primrose
     ---------------------
     Authorized Signatory


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                                                                         ANNEX A

                              [Pricing Supplement]